                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




        Date of Report (date of earliest event reported):   May 27, 1994


                          THE LAMSON & SESSIONS CO.
   ------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Ohio                       1-313                  34-0349210
      --------------              ----------------          -------------
      (State or other             (Commission File          (IRS Employer
      jurisdiction of             Number)                   Identification
      incorporation)                                        No.)


             25701 Science Park Drive, Cleveland, Ohio  44122-9803
             -----------------------------------------------------
             (Address of principal executive offices)   (zip code)



      Registrant's telephone number, including area code:  (216) 464-3400
                                                           --------------




                               Page 1 of 59 Pages
                        Exhibit Index appears on Page 6

Item 2.  Acquisition or Disposition of Assets

         On May 27, 1994, the Registrant sold the assets of its Midland Steel Products Co. division to Iochpe-Maxion Ohio, Inc. for approximately $18 million. Assets sold included its equipment and inventory located at facilities in Cleveland, Ohio and Janesville, Wisconsin. The Registrant's Midland Steel Products Co. division manufactured frame assembly and frame components for the medium and heavy duty truck and school bus markets.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS FINANCIAL STATEMENTS

         1. Consolidated Statement of Earnings (Unaudited) for the First Quarters Ended 1994 and 1993 (incorporated herein by reference to Part 1 of the Company's Quarterly Report on Form 10-Q for the period ended April 2, 1994).
         2. Consolidated Statement of Financial Position (Unaudited) for the First Quarters Ended 1994 and 1993 and Year Ended 1993 (incorporated herein by reference to Part 1 of the Company's Quarterly Report on Form 10-Q for the period ended April 2,
                 1994).
         3. Notes to Consolidated Financial Statements (Unaudited) (incorporated herein by reference to Part 1 of the Company's Quarterly Report on Form 10-Q for the period ended April 2,
                 1994).
         4. Pro Forma Consolidated Statement of Operations (Unaudited) for the year ended 1993.
         5.      Notes to Pro Forma Consolidated Statement of Operations
                 (Unaudited).
EXHIBITS
    10. Asset Purchase Agreement between Iochpe-Maxion Ohio, Inc. and The Lamson & Sessions Co. dated May 4, 1994.

                                                                       -3-
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 THE LAMSON & SESSIONS CO.


                                 By ________________________________
                                 Allan J. Zambie, Vice President-
                                 Secretary

Date:  June 13, 1994


                   THE LAMSON & SESSIONS CO. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                                YEAR ENDED 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     HISTORICAL           ADJUSTMENTS            PRO FORMA
                                                     ----------           -----------            ---------
NET SALES                                           $   301,456         $      (41,884)   (a)   $   259,572

                                                                                (1,844)   (b)
COST OF PRODUCTS SOLD                                   261,810                (41,261)   (a)       218,705
                                                    -----------         --------------          -----------

GROSS MARGIN                                             39,646                  1,221               40,867
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                                                       1,844    (b)
                                                         37,817                 (1,461)   (a)        38,200
                                                    -----------         --------------          -----------

OPERATING EARNINGS (LOSS)                                 1,829                    838                2,667

INTEREST                                                  7,620                 (1,836)   (c)         5,784
                                                    -----------         --------------          -----------
EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS                                        $    (5,791)        $        2,674          $    (3,117)
                                                    ===========         ==============          ===========


EARNINGS (LOSS) PER COMMON SHARE
  CONTINUING OPERATIONS                             $     (0.44)        $         0.20          $     (0.24)
                                                    ===========         ==============          ===========

AVERAGE COMMON SHARES                                    13,210                 13,210               13,210
                                                    ===========         ==============          ===========


(a)      Adjustments to reflect Midland Steel Products operations.

(b)      Retiree benefits to be retained by continuing operations previously included in Cost of Products Sold.

(c)      Interest Expense reduction reflects the interest costs related to Midland Steel Products.

The accompanying notes are an integral part of this pro forma consolidated financial statement.




L1690 (06/09/94)

NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


On May 27, 1994, the Company completed the sale of substantially all of the assets and certain liabilities of its Midland Steel Products Division (MSP). The proceeds of $18,000,000 will be used to reduce debt and eliminate the Assets Held for Sale, as previously reported in the April 2, 1994 10-Q.

The Pro Forma Consolidated Statement of Operations (Unaudited) for Fiscal Year 1993 reflects the sale of MSP as if it had occurred at the beginning of Fiscal Year 1993.

This pro forma financial statement includes assumptions and estimates and are not necessarily indicative of the results that actually would have been obtained if the sale had occurred on the date indicated. The pro forma financial statements should be read in conjunction with the notes thereto.




L1690 (06/09/94)

                                 Exhibit Index



 Exhibit No.                                                            Page

     10.             Asset Purchase Agreement between Iochpe-Maxion       7
                     Ohio, Inc. and The Lamson & Sessions Co. dated
                     May 4, 1994.